UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 6, 2007

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2007, the Board of Directors of Bristol-Myers Squibb Company (the “Company”) elected Michael Grobstein to its Board of Directors. His election is effective March 6, 2007. Mr. Grobstein was appointed to the Audit Committee of the Company’s Board of Directors. He will stand for election by stockholders at the Annual Meeting of Stockholders in May 2007. The size of the Board of Directors was increased to eleven in connection with the election. Mr. Grobstein was not selected as a director pursuant to any arrangement or understanding between him and any other persons. A copy of the press release announcing his election is attached to this report as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2007, the Board of Directors of the Company amended its Bylaws to remove reference to an Executive Committee of the Board of Directors and to specifically provide for the Compensation and Management Development Committee and the Committee on Directors and Corporate Governance.

The Bylaws of Bristol-Myers Squibb Company, as amended as of March 7, 2007, is attached to this report as Exhibit 3b.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3b.	Bylaws of Bristol-Myers Squibb Company, as amended as of March 7, 2007

99.1	Press release dated March 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: March 9, 2007	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3b.	Bylaws of Bristol-Myers Squibb Company, as amended as of March 7, 2007

99.1	Press release dated March 6, 2007